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                       CARPENTER TECHNOLOGY CORPORATION
              Proxy Solicited on Behalf of the Board of Directors
                    for the Annual Meeting October 25, 1999


P      The undersigned stockholder of Carpenter Technology Corporation appoints ROBERT W. CARDY and JOHN R. WELTY, or either of them, proxies
R with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting
O of Stockholders of CARPENTER TECHNOLOGY CORPORATION to be held at The Inn At Reading, Wyomissing, Pennsylvania, on Monday, October 25, 1999,
X at 4 p.m., local time, and at any adjournments thereof, with all powers the stockholder would possess if present. The stockholder
Y      hereby revokes any proxies previously given with respect to such meeting.

                                                  Comments: (change of address)
      Election of directors:
                                                  ------------------------------
      Nominees -- Term to Expire 2002

       1. Marcus C. Bennett                       ------------------------------
       2. William S. Dietrich II
       3. Dennis M. Draeger
       4. J. Michael Fitzpatrick
       5. Marlin Miller, Jr.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES - BY TELEPHONE OR INTERNET.

THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD FOR THE
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STOCKHOLDER IN CARPENTER TECHNOLOGY CORPORATION'S EMPLOYEE STOCK OWNERSHIP PLAN
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AND SAVINGS PLAN. (PLEASE DATE AND SIGN ON REVERSE SIDE.)
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                             FOLD AND DETACH HERE

                                                                            LOGO


                       A Toll-Free Telephone Number for
               Shareholders of Carpenter Technology Corporation
   Telephone inquiries regarding your stock should be made to First Chicago
                      Trust Company's automated Toll-Free
                         Telephone Response Center at:
                                1-800-519-3111
  Representatives are available at the toll-free number Monday through Friday from 8:30 a.m. until 7:00 p.m. Eastern Time.
       Our automated telephone system will be available Monday 8:00 a.m.
                          through Saturday 9:00 p.m.
         TDD telephone number for the hearing impaired: (201) 222-4955
Internet Address: http://www.equiserve.com     E-Mail Address: equiserve@em.
                                                equiserve.com
                               DirectSERVICE(TM)

As part of Carpenter's ongoing effort to provide enhanced shareholder services, Carpenter Technology Corporation offers a DirectSERVICE, a Dividend
Reinvestment and a common stock Purchase Program.
 .      The program is available to both registered shareholders and non-shareholders.
 .      Shareholders of record are automatically eligible to participate in the program.
 .      New shareholders can open an account with as little as $500.00.
 .      Carpenter pays your transaction fees and brokerage commissions for stock purchases with additional cash payments and reinvested dividends.
 .      You can reinvest dividends in full or in part, or receive cash dividend payments electronically or by check.
 .      Your purchase and sale orders are processed at least once every five business days.
 .      You can deposit your stock certificates for safe keeping or you can request a certificate for whole shares at any time. In either case, there is no cost to you.
The plan is administered by EquiServe, First Chicago Trust Division.
       SERVICE AVAILABLE -- TO ASSIST OUR SHAREHOLDERS
  ELECTRONIC FUNDS TRANSFER (DIRECT DEPOSIT) OF DIVIDENDS
 .      Dividend monies deposited directly into your bank account.
 .      No worry of lost dividend checks.
 .      Immediate access of dividend money, no mail delays.
 .      Verification of dividend receipt on monthly bank statement.
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Inquiries concerning the DirectSERVICE Program should be directed to the Agent: EquiServe, First Chicago Trust Division, P.O. Box 2598, Jersey City, NJ 07303-2598 Telephone: 1-800-822-9828
To obtain an Electronic Funds Transfer Authorization Form, please contact:
Carpenter Shareholder Services, EquiServe, First Chicago Trust Division, P.O. Box 2500, Jersey City, NJ 07303-2500
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     Please mark your
|X|  votes as in this                                                     276
     example.


    This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposal 2.
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    The Board of Directors recommends a vote FOR all nominees and proposal 2.

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                          FOR                WITHHELD
 1. Election of
    directors.            [_]                  [_]
    (See Reverse)

To withhold your vote for any nominee(s), write the name(s) here:

--------------------------------------------
                                      FOR   AGAINST  ABSTAIN
2. Approval of
   PricewaterhouseCoopers     LLP     [_]     [_]      [_]
   as independent accountants.



                                              YES    NO
                                   I plan     [ ]    [ ]
                                   to attend the
                                   Meeting.



                    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


                    Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                    ------------------------------------


                    ------------------------------------
                    SIGNATURE(S)              DATE

TELEPHONE AND INTERNET VOTING INSTRUCTIONS
You may use the telephone or Internet to vote your shares electronically 24 hours a day, 7 days a week. To access the telephone or Internet voting system, you must use the control number printed in the box above.

To vote over the Internet, simply log on to the Internet and go to the Vote-by-Net web site http://www.eproxyvote.com/crs.
                     -----------------------------

To vote by telephone, on a touch tone telephone simply dial toll-free 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week and follow the instructions.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                ADMISSION TICKET

                                 ANNUAL MEETING
                                       OF
                STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION
                            MONDAY, OCTOBER 25, 1999
                                    4:00 P.M.
                               THE INN AT READING
                            WYOMISSING, PENNSYLVANIA
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                                     AGENDA

     .    Election of five directors.
     . Approving the appointment of PricewaterhouseCoopers LLP as independent accountants of Carpenter for the fiscal year ending June 30, 2000.
     . Transacting such other business as may properly come before the meeting.

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     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

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     If you plan to attend the 1999 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card above. Present this ticket to the Carpenter Technology Corporation representative.

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